Exhibit 99.1

Donaldson Reports Record First Quarter Fiscal Year 2026 Sales and Earnings

First quarter sales up 3.9%, reflecting growth in replacement parts and new equipment
First quarter GAAP EPS up 19.0%, adjusted EPS up 13.3%
Expanded operating margin through leverage on higher sales and cost optimization benefits
Raising fiscal 2026 adjusted operating margin and adjusted EPS guidance

MINNEAPOLIS (December 4, 2025) — Donaldson Company, Inc. (NYSE: DCI) (Donaldson or the Company), a global leader in technology-led filtration products and solutions, today reported first quarter fiscal 2026 generally accepted accounting principles (GAAP) net earnings of $113.9 million, compared with $99.0 million a year ago. Earnings per share (EPS)1 were $0.97 compared with first quarter fiscal 2025 EPS of $0.81. First quarter fiscal 2026 results include a
$4.3 million pre-tax, non-recurring net benefit versus $3.3 million of net charges in the prior year period. Excluding these items, adjusted first quarter results2,3 reflect net earnings of $110.7 million, up 9.1% compared with prior year, and EPS of $0.94, a 13.3% increase versus 2025.

“Our first quarter results represent a strong start to fiscal 2026, driven by solid sales growth, leverage on higher sales and benefits from cost optimization initiatives,” said Tod Carpenter, chairman, president and chief executive officer. “In the face of a dynamic macro landscape, and consistent with the value created by our robust portfolio of businesses and product offerings, we gained market share in key businesses and grew replacement part sales through our razor-to-sell-razorblades model. Combined with ongoing expense management, we converted sales growth of 4% into 13% adjusted EPS growth.”

“Given our robust first quarter performance, we are raising our full-year adjusted operating margin and adjusted EPS guidance. We remain on track to deliver a record fiscal 2026, with the midpoint of our expectations including sales of $3.8 billion, incremental margin of more than 40%, and high-single digit adjusted earnings growth.”
1 All EPS figures refer to diluted EPS.
2 First quarter fiscal 2026 results include a pre-tax gain on the sale of fixed assets of $9.3 million and restructuring and other charges of $5.0 million. First quarter fiscal 2025 results include $3.3 million of restructuring and other charges.
3 Adjusted figures are non-GAAP financial measures that excludes the impact of certain items not related to ongoing operations. The tables attached to this press release include a reconciliation of GAAP to non-GAAP measures.

Donaldson Company Reports Fiscal First Quarter 2026 Earnings - Page 2 of 5
First Quarter Operating Results

Sales of $935.4 million increased 3.9% compared with 2025 driven by pricing benefits, favorable foreign currency translation and volume growth.

	Three Months Ended
	October 31, 2025
	Reported % Change	Constant Currency % Change
Mobile Solutions segment
Off-Road	6.1%	4.7%
On-Road	(27.1)	(27.7)
Aftermarket	6.5	5.3
Total Mobile Solutions segment	4.5	3.4

Industrial Solutions segment
Industrial Filtration Solutions	1.6	0.5
Aerospace and Defense	(7.1)	(8.4)
Total Industrial Solutions segment	0.1	(1.1)

Life Sciences segment
Total Life Sciences segment	13.1	9.9

Total Company	3.9%	2.6%

Mobile Solutions segment (Mobile) sales increased 4.5% as a result of pricing, volume growth and currency translation. Aftermarket sales rose 6.5% from continued share gains in the independent channel and solid OE channel demand. Off-Road sales increased 6.1% as supportive construction market conditions more than offset continued headwinds in agriculture. On-Road sales decreased 27.1% due to lower global truck production.

Industrial Solutions segment (Industrial) sales were approximately flat compared with prior year with positive pricing and currency translation offsetting volume declines, particularly in the Defense business. Industrial Filtration Solutions (IFS) sales rose 1.6% driven by strength in new Power Generation systems and dust collection replacement part sales, partially offset by a decrease in Industrial Hydraulics. Aerospace and Defense sales declined 7.1%, due to soft Defense sales.

Life Sciences segment (Life Sciences) sales increased 13.1% as a result of strong new equipment sales in Food and Beverage and Disk Drive.

Donaldson Company Reports Fiscal First Quarter 2026 Earnings - Page 3 of 5

Gross margin was 35.2%, down versus 35.5% in 2025 due to increased operating costs, partially offset by pricing benefits. Adjusted gross margin was 35.4% compared with 35.6% in the prior year.

Operating expenses as a percentage of sales were 19.2%, favorable by 180 basis points versus 21.0% in 2025, driven by leverage on higher sales, cost optimization initiatives and expense discipline. Adjusted operating expenses as a percentage of sales were 19.9%, compared with 20.7% a year ago.

Operating income as a percentage of sales (operating margin) was 16.0% compared with 14.5% in 2025 as a result of operating expense leverage. Adjusted operating margin was 15.5%, a 60-basis point year-over-year improvement.

Interest expense was $7.1 million versus $5.5 million a year ago, primarily due to higher debt levels. Other income, net was $5.3 million compared with $5.2 million in 2025. The Company’s effective tax rate was 22.8%, favorable compared with 24.2% a year ago as a result of an increase in discrete tax benefits.

During the first quarter, Donaldson paid $34.7 million in dividends and repurchased 1.0% of its shares outstanding for $91.9 million.

Updated Fiscal 2026 Outlook

Adjusted full-year EPS is expected to be within a range of $3.95 and $4.11, an increase from the previous range of $3.92 and $4.08 and excluding a $0.03 per share net gain recognized in the first quarter 2026. Fiscal 2025 GAAP and adjusted EPS were $3.05 and $3.68, respectively. Sales are forecast to grow 1% to 5% year over year, consistent with prior expectations and inclusive of a pricing benefit of approximately one percentage points. Currency translation and tariff impacts are projected to be immaterial.

Mobile sales are projected to be flat to up 4% versus prior year, in line with previous guidance. Off-Road sales are forecast to increase mid-single digits as certain market conditions begin to improve following declines in the prior year. On-Road sales are now expected to be flat due to muted global truck production. Aftermarket sales are forecast to grow low-single digits, driven by continued market share gains and increasing vehicle utilization rates.

Industrial sales continue to be forecast to increase between 2% and 6% compared with 2025. IFS sales are projected to grow mid-single digits with growth across all businesses, including dust collection and Power Generation. Aerospace and Defense sales are expected to be flat compared with prior year after cycling against all-time-high levels in the prior year.

Life Sciences sales are expected to grow between 1% and 5% versus 2025, consistent with prior guidance and driven by ongoing strength in Food & Beverage and Disk Drive.

Donaldson Company Reports Fiscal First Quarter 2026 Earnings - Page 4 of 5
Adjusted 2026 operating margin is expected to be between 16.2% and 16.8%, up from previous guidance of between 16.1% and 16.7%. Fiscal 2025 operating margin was 13.4%, or 15.7% on an adjusted basis. The year-over-year improvement in operating margin is driven by gross margin expansion and operating expense leverage.

Interest expense is estimated to be approximately $24 million and other income is forecast to be between $14 million and $18 million. Donaldson projects a fiscal 2026 adjusted effective income tax rate of between 23.5% and 25.5%.

Capital expenditures are forecast to be between $65 million and $85 million and adjusted free cash flow conversion is expected to be in a range of 85% and 95%. For the full year, Donaldson anticipates repurchasing between 2.0% and 3.0% of its shares outstanding.

Donaldson Company Reports Fiscal First Quarter 2026 Earnings - Page 5 of 5

Miscellaneous

The Company will webcast its first quarter fiscal 2026 earnings conference call today at 9:00 a.m. CT. To listen to the webcast, visit the “Events & Presentations” section of Donaldson’s Investor Relations website (IR.Donaldson.com), and click on the “listen to webcast” option. The webcast replay will be available at approximately 12:00 p.m. CT today. Also available on the website is the Company’s supplemental quarterly earnings presentation.

Statements in this release regarding future events and expectations, such as forecasts, plans, trends and projections relating to the Company’s business and financial performance, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are identified by words or phrases such as “will likely result,” “are expected to,” “will continue,” “will allow,” “estimate,” “project,” “believe,” “expect,” “anticipate,” “forecast,” “plan” and similar expressions. These forward-looking statements speak only as of the date such statements are made and are subject to risks and uncertainties that could affect the Company’s performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed. These factors include, but are not limited to, challenges in global operations; impacts of global economic, industrial and political conditions on product demand; impacts from unexpected events; effects of unavailable raw materials, significant demand fluctuations or material cost changes; inability to attract and retain qualified personnel; inability to meet customer demand; inability to maintain competitive advantages; threats from disruptive technologies; effects of highly competitive markets with pricing pressure; exposure to customer concentration in certain cyclical industries; inability to manage productivity improvements; inability to achieve commitments related to sustainability, results of execution of any acquisition, divestiture and other strategic transactions; vulnerabilities associated with information technology systems and security; inability to protect and enforce intellectual property rights; costs associated with governmental laws and regulations; impacts of foreign currency fluctuations; and effects of changes in capital and credit markets. These and other factors are described in Part I, Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2025. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. The results presented herein are preliminary, unaudited and subject to revision until the Company files its results with the United States Securities and Exchange Commission on Form 10-Q.

About Donaldson Company, Inc.

Founded in 1915, Donaldson (NYSE: DCI) is a global leader in technology-led filtration products and solutions, serving a broad range of industries and advanced markets. Diverse, skilled employees at over 150 locations on six continents partner with customers – from small business owners to R&D organizations and the world’s biggest OEM brands. Donaldson solves complex filtration challenges through three primary segments: Mobile Solutions, Industrial Solutions and Life Sciences. Additional information is available at www.Donaldson.com.

DONALDSON COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended
	October 31,
	2025	2024	Change
Net sales	$935.4	$900.1	3.9%
Cost of sales	606.6	580.5	4.5
Gross profit	328.8	319.6	2.9
Selling, general and administrative	169.6	166.1	2.1
Gain on sale of fixed assets	(9.3)	—	(100.0)
Research and development	19.2	22.7	(15.5)
Operating expenses	179.5	188.8	(4.9)
Operating income	149.3	130.8	14.2
Interest expense	7.1	5.5	29.1
Other income, net	(5.3)	(5.2)	2.6
Earnings before income taxes	147.5	130.5	13.0
Income taxes	33.6	31.5	6.5
Net earnings	$113.9	$99.0	15.1%

Weighted average shares – basic	115.9	119.9	(3.4)%
Weighted average shares – diluted	117.8	121.9	(3.3)%

Net EPS – basic	$0.98	$0.83	19.0%
Net EPS – diluted	$0.97	$0.81	19.0%

Dividends paid per share	$0.30	$0.27	11.1%
Note: Amounts may not foot due to rounding.

Donaldson Company, Inc.
Fiscal First Quarter 2026 Earnings Press Release Schedules

DONALDSON COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	October 31,	July 31,
	2025	2025
Assets
Current assets:
Cash and cash equivalents	$210.7	$180.4
Accounts receivable, net	655.6	662.2
Inventories, net	533.3	513.6
Prepaid expenses and other current assets	114.8	105.5
Total current assets	1,514.4	1,461.7
Property, plant and equipment, net	638.9	644.5
Goodwill	494.8	493.6
Intangible assets, net	96.4	97.4
Other long-term assets	282.3	280.0
Total assets	$3,026.8	$2,977.2

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings	$2.5	$31.2
Current maturities of long-term debt	6.5	6.7
Accounts payable	372.9	368.6
Accrued employee compensation and related taxes	124.1	144.3
Income taxes payable	54.0	43.9
Other current liabilities	143.9	162.5
Total current liabilities	703.9	757.2
Long-term debt	671.5	630.4
Non-current income taxes payable	19.8	19.0
Deferred income taxes	10.6	10.5
Other long-term liabilities	104.4	106.6
Total liabilities	1,510.2	1,523.7

Total stockholders’ equity	1,516.6	1,453.5
Total liabilities and stockholders’ equity	$3,026.8	$2,977.2
Donaldson Company, Inc.
Fiscal First Quarter 2026 Earnings Press Release Schedules

DONALDSON COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	October 31,
	2025	2024
Operating Activities
Net earnings	$113.9	$99.0
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	24.3	25.5
Deferred income taxes	0.3	(4.7)
Stock-based compensation expense	11.4	12.2
Gain on sale of fixed assets	(9.3)	—
Other, net	(3.5)	(2.4)
Changes in operating assets and liabilities	(11.7)	(56.7)
Net cash provided by operating activities	125.4	72.9

Investing Activities
Purchases of property, plant and equipment	(14.2)	(25.1)
Proceeds from sale of property, plant and equipment	10.8	0.1
Equity investment	—	(71.0)
Net cash used in investing activities	(3.4)	(96.0)

Financing Activities
Proceeds from long-term debt	40.0	55.0
Change in short-term borrowings	(28.5)	50.1
Purchase of treasury stock	(91.5)	(74.4)
Dividends paid	(34.7)	(32.4)
Exercise of stock options and other	21.6	11.5
Net cash (used in) provided by financing activities	(93.1)	9.8
Effect of exchange rate changes on cash	1.4	1.8
Increase (decrease) in cash and cash equivalents	30.3	(11.5)
Cash and cash equivalents, beginning of period	180.4	232.7
Cash and cash equivalents, end of period	$210.7	$221.2
Donaldson Company, Inc.
Fiscal First Quarter 2026 Earnings Press Release Schedules

CONSOLIDATED RATE ANALYSIS
(Unaudited)

	Three Months Ended
	October 31,
	2025	2024
Gross margin	35.2%	35.5%
Operating expenses	19.2%	21.0%
Operating margin	16.0%	14.5%
Other income, net	(0.6)%	(0.6)%
Depreciation and amortization	2.6%	2.8%
EBITDA	19.1%	17.9%
Effective tax rate	22.8%	24.2%
Earnings before income taxes - Mobile Solutions	18.6%	18.3%
Earnings before income taxes - Industrial Solutions	12.5%	15.9%
Earnings (loss) before income taxes - Life Sciences	9.2%	(7.6)%
Cash conversion ratio	107.1%	48.4%

	Three Months Ended
	October 31,
	2025	2024
Adjusted Rates
Gross margin	35.4%	35.6%
Operating expenses	19.9%	20.7%
Operating margin	15.5%	14.9%
Other income, net	(0.6)%	(0.6)%
Depreciation and amortization	2.6%	2.8%
EBITDA	18.7%	18.3%
Effective tax rate	22.7%	24.2%
Earnings before income taxes - Mobile Solutions	18.6%	18.3%
Earnings before income taxes - Industrial Solutions	12.5%	15.9%
Earnings (loss) before income taxes - Life Sciences	9.2%	(7.6)%
Cash conversion ratio	100.9%	47.2%
Note: Rate analysis metrics are computed by dividing the applicable amount by net sales, and cash conversion ratio reflects free cash flow divided by net earnings. Adjusted rates exclude the impact of certain items not related to ongoing operations. Adjusted rates are non-GAAP measures; see the Reconciliation of Non-GAAP Financial Measures schedule for additional information.

Donaldson Company, Inc.
Fiscal First Quarter 2026 Earnings Press Release Schedules

SEGMENT DETAIL
(In millions)
(Unaudited)

	Three Months Ended October 31,
	2025	2024	Change
Net sales
Mobile Solutions segment
Off-Road	$94.6	$89.1	6.1%
On-Road	23.4	32.1	(27.1)
Aftermarket	480.3	451.2	6.5
Total Mobile Solutions segment	598.3	572.4	4.5

Industrial Solutions segment
Industrial Filtration Solutions	215.7	212.4	1.6
Aerospace and Defense	42.1	45.2	(7.1)
Total Industrial Solutions segment	257.8	257.6	0.1

Life Sciences segment
Total Life Sciences segment	79.3	70.1	13.1

Total Company	$935.4	$900.1	3.9%

Earnings (loss) before income taxes
Mobile Solutions segment	$111.3	$104.7	6.3%
Industrial Solutions segment	32.2	41.0	(21.5)
Life Sciences segment	7.3	(5.3)	NM(1)
Corporate and unallocated	(3.3)	(9.9)	66.7%
Total Company	$147.5	$130.5	13.0%

Earnings (loss) before income taxes percentage
Mobile Solutions segment	18.6%	18.3%	0.3%
Industrial Solutions segment	12.5%	15.9%	(3.4)%
Life Sciences segment	9.2%	(7.6)%	16.8%
Note: Earnings before income taxes percentage is calculated by dividing earnings before income taxes by net sales. Amounts may not foot due to rounding.
(1) NM = not meaningful
(1) NM = not meaningful
(1) NM = not meaningful
Donaldson Company, Inc.
Fiscal First Quarter 2026 Earnings Press Release Schedules

SEGMENT SALES PERCENT CHANGE FROM PRIOR PERIODS BY GEOGRAPHY, AS REPORTED
(Unaudited)

	Three Months Ended October 31, 2025
	TOTAL	U.S.(1)/CA(2)	EMEA(3)	APAC(4)	LATAM(5)
Mobile Solutions segment
Off-Road	6.1%	1.4%	(0.7)%	25.6%	21.9%
On-Road	(27.1)	(38.8)	4.2	(9.2)	(69.5)
Aftermarket	6.5	6.3	4.8	6.4	9.3
Total Mobile Solutions segment	4.5	2.2	3.6	8.5	8.5

Industrial Solutions segment
Industrial Filtration Solutions	1.6	(4.0)	18.0	(7.5)	(16.2)
Aerospace and Defense	(7.1)	(16.6)	34.9	3.8	N/A
Total Industrial Solutions segment	0.1	(7.1)	19.9	(7.2)	(16.2)

Life Sciences segment
Total Life Sciences segment	13.1	23.5	9.2	13.3	(2.2)

Total Company	3.9%	(0.6)%	9.1%	6.6%	5.9%

Note: Amounts may not foot due to rounding.
(1) United States (U.S.)
(2) Canada (CA)
(3) Europe, Middle East and Africa (EMEA)
(4) Asia Pacific (APAC)
(5) Latin America (LATAM)
Donaldson Company, Inc.
Fiscal First Quarter 2026 Earnings Press Release Schedules

SEGMENT SALES PERCENT CHANGE FROM PRIOR PERIODS BY GEOGRAPHY, CONSTANT CURRENCY
(Unaudited)

	Three Months Ended October 31, 2025
	TOTAL	U.S./CA	EMEA	APAC	LATAM
Mobile Solutions segment
Off-Road	4.7%	1.4%	(6.4)%	28.5%	20.5%
On-Road	(27.7)	(38.8)	(2.1)	(7.7)	(69.8)
Aftermarket	5.3	6.3	(0.8)	8.6	8.3
Total Mobile Solutions segment	3.4	2.2	(2.0)	10.8	7.5

Industrial Solutions segment
Industrial Filtration Solutions	0.5	(4.0)	13.7	(6.1)	(16.8)
Aerospace and Defense	(8.4)	(16.6)	27.5	7.3	N/A
Total Industrial Solutions segment	(1.1)	(7.1)	15.3	(5.8)	(16.8)

Life Sciences segment
Total Life Sciences segment	9.9	23.5	2.9	11.3	(3.2)

Total Company	2.6%	(0.6)%	3.7%	7.9%	5.0%

Note: The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding its results of operations. The Company calculates constant currency percentages by converting its current period local currency financial results using the prior period exchange rates and compares these adjusted amounts to its prior period reported results. Amounts may not foot due to rounding.
Donaldson Company, Inc.
Fiscal First Quarter 2026 Earnings Press Release Schedules

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions)
(Unaudited)

	Three Months Ended
	October 31,
	2025	2024
Net cash provided by operating activities	$125.4	$72.9
Net capital expenditures	(3.4)	(25.0)
Free cash flow	$122.0	$47.9

Net earnings	$113.9	$99.0
Income taxes	33.6	31.5
Interest expense	7.1	5.5
Depreciation and amortization	24.3	25.5
EBITDA	$178.9	$161.5

Adjusted net earnings	$110.7	$101.5
Adjusted income taxes	32.5	32.3
Interest expense	7.1	5.5
Depreciation and amortization	24.3	25.5
Adjusted EBITDA	$174.6	$164.8

Gross profit	$328.8	$319.6
Restructuring and other charges	2.0	1.1
Adjusted gross profit	$330.8	$320.7

Operating expense	$179.5	$188.8
Restructuring and other charges	(3.0)	(2.2)
Gain on the sale of fixed assets	9.3	—
Adjusted operating expense	$185.8	$186.6

Operating income	$149.3	$130.8
Restructuring and other charges	5.0	3.3
Gain on the sale of fixed assets	(9.3)	—
Adjusted operating income	$145.0	$134.1

Net earnings	$113.9	$99.0
Restructuring and other charges, net tax	3.8	2.5
Gain on the sale of fixed assets, net tax	(7.0)	—
Adjusted net earnings	$110.7	$101.5

Diluted EPS	$0.97	$0.81
Restructuring and other charges per share	0.03	0.02
Gain on the sale of fixed assets per share	(0.06)	—
Adjusted diluted EPS	$0.94	$0.83
Donaldson Company, Inc.
Fiscal First Quarter 2026 Earnings Press Release Schedules

2026 Adjusted EPS Guidance
A reconciliation of the Company’s fiscal 2026 adjusted EPS guidance to fiscal 2026 GAAP EPS guidance is not included in this release due to the number of variables in the projected GAAP EPS range and the Company’s current inability to reasonably quantify certain amounts, such as restructuring or other charges, that would be included in the GAAP measure or the individual adjustments for such reconciliation.
Note: Although free cash flow, EBITDA, adjusted EBITDA, adjusted gross profit, adjusted operating expense, adjusted operating income, adjusted net earnings and adjusted diluted EPS are not measures of financial performance under GAAP, the Company believes they are useful in understanding its financial results. Free cash flow is a commonly used measure of a company’s ability to generate cash in excess of its operating needs. EBITDA is a commonly used measure of operating earnings less non-cash expenses. The adjusted basis presentation excludes the impact of certain matters not related to the Company’s ongoing operations. Management believes that the adjusted basis presentation reflects management’s performance in operating the Company and provides a meaningful representation of the performance of the Company’s core business and is useful to understanding its financial results. A shortcoming of these financial measures is that they do not reflect the Company’s actual results under GAAP. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures. Amounts may not foot due to rounding.
Donaldson Company, Inc.
Fiscal First Quarter 2026 Earnings Press Release Schedules